Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

HEARTWARE INTERNATIONAL, INC.

*****************

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the corporation shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. TIME AND PLACE. Annual meetings and any special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting or in a duly executed waiver of notice thereof.

If the date of any meeting of stockholders shall fall upon a weekend or legal holiday, the meeting shall be held on the next business day.

SECTION 2. ANNUAL MEETINGS. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 3. SPECIAL MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be called at any time by the President or Secretary, or by the Board of Directors acting upon majority vote.

SECTION 4. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote. Except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware, all other matters shall be decided by majority vote of the shares present or represented by proxy at such meeting and entitled to vote on such matters.

SECTION 5. STOCKHOLDER LIST. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6. QUORUM. Except as otherwise required by the laws of the State of Delaware, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 7. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 8. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The Board of Directors shall consist of one or more natural persons, as determined by a resolution of the Board of Directors. A director shall hold office until a successor is elected and qualified, or until the earlier death, resignation, disqualification, or removal of the director.

SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If a vacancy on the Board of Directors or any committee occurs by reason of death, resignation, disqualification, removal or otherwise or if a newly created directorship results from an increase in the number of directors, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Unless the Certificate of Incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified Board of Directors only for cause. If the Certificate of Incorporation provides for cumulative voting and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he/she is a part.

If the holders of any class of series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, these provisions shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by the laws of the State of Delaware, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event any member of a committee is absent or disqualified and an alternate member has not been appointed by the Board (or such alternate member is also absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 7. MEETINGS. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Delaware that the Board of Directors may designate. Any two directors may call a Board meeting by directing the President or Secretary in writing to give at least two days’ notice to all other directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, electronic communication, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 8. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Treasurer. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it deems advisable. Other than the Chairman of the Board of Directors, none of the officers of the corporation need be directors. Two or more offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. ELECTION AND TERM OF OFFICE. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting or such other time as is desired by the Board of Directors. Unless otherwise provided at the time of election or appointment, each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

SECTION 4. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he/she shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5. PRESIDENT. The President shall be the chief executive officer of the corporation, shall see that the orders and resolutions of the Board of Directors are carried into effect, shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence or non-election of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.

SECTION 6. VICE-PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors or the President. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the powers and duties of the President until a successor President has been appointed and qualified.

SECTION 7. TREASURER. The Treasurer shall be the chief financial officer of the corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regularly-scheduled meetings, or when the Board of Directors so requires, an account of all transactions and of the financial condition of the corporation. The Treasurer shall also have and perform such other duties usually incident to such office and as from time to time may be assigned to him by the directors or President.

SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. The Secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose and shall have and perform such other duties as may be assigned by the directors or the President.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors or the President.

ARTICLE V

SHARES OF THE CORPORATION AND THEIR TRANSFER

SECTION 1. CERTIFICATES OF STOCK. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such stockholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they shall be issued and shall be signed in the name of the corporation by the Chairman or by the President or any Vice President, and by the Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary. Any signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent, or registrar appears may be issued with the same effect as if such person were an officer, transfer agent, or registrar on the date of issue.

SECTION 2. LOST CERTIFICATES. A duplicate certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such duplicate certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable upon its books only by the stockholder named in the certificate or by their duly authorized attorneys or legal representatives, and upon surrender of the old certificates to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. The stockholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a stockholder may certify that all or a portion of the shares registered in the name of the stockholder are held for the account of one or more beneficial owners.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and with respect to expressing corporate action in writing in lieu of a meeting shall not be more than 10 days after the date of the Board resolution setting the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to notice and entitled to vote at the adjourned meeting. In the absence of action by the Board, the record date for meetings, actions in lieu of meetings, and the other foregoing actions shall be as set forth in the laws of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Subject to the provisions of the laws of the State of Delaware and the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.

SECTION 2. SURPLUS AND RESERVES. Subject to the provisions of the laws of the State of Delaware, the Board of Directors in its discretion may use and apply any of the capital or surplus of the corporation to purchase or acquire any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its surplus or net profits such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the corporation, for working capital, or for any other purpose it may think conducive to the best interests of the corporation.

SECTION 3. NO CORPORATE SEAL. There shall be no corporate seal.

SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors or the Member.

SECTION 5. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 6. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by the laws of the State of Delaware.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing or by electronic transmission, signed or evidenced by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the actual required notice. Attendance in person or by proxy by a person at a meeting, or delivery of advance written consent to a proposal to be acted on at the meeting, shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7. SECURITIES OF OTHER ENTITIES. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other entities in which the corporation may hold securities; (ii) to execute any proxy for such meeting; and (iii) to execute a written action in lieu of a meeting of such other entity. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other entity owned by the corporation which represent not more than ten percent (10%) of the outstanding securities of such other entity, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, manager or trustee of another corporation, a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article VII, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law.

The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this section or otherwise.

SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Article VII, Section 2 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, or 20 days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the corporation.

SECTION 3. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in this Article shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article.

SECTION 6. INSURANCE. The corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 7. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article shall not adversely affect any right or protection of an indemnitee or his successor existing at the time of such amendment, repeal or modification.

ARTICLE VIII

AMENDMENTS

These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat. These By-Laws may also be altered or repealed and By-Laws may be made by an affirmative vote of a majority of the Board of Directors, subject to the foregoing power of the stockholders and subject to any other limitations on such authority of the Board as provided by the laws of the State of Delaware.